As Filed With the Securities and Exchange Commission on February 23, 2009

                                                     Registration No. 333-131168
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                    POST-EFFECTIVE AMENDMENT #3 TO FORM SB-2
                                   ON FORM S-1

                            SEC FILE NO.: 333-131168

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              SHADOW MARKETING INC.
             (Exact name of Registrant as specified in its charter)


             Nevada                        2721                 26-1281852
(State or other jurisdiction of     Standard Industrial        IRS Employer
 incorporation or organization)      Classification        Identification Number


              Shadow Marketing Inc.
             17365 S.W. 13th Street
            Pembroke Pines, Florida                                33029
(Name and address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (954) 562-3017

Approximate date of commencement of Proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share(1)       Price(2)          Fee(2)
--------------------------------------------------------------------------------
Common Stock         3,444,500          $0.10         $344,500          $40.55
================================================================================

(1)  Based on the last sales price on April 22, 2005
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

AGENT FOR SERVICE OF PROCESS:   Val-U-Corp Services Inc.
                                1802 N Carson Street, Suite 212
                                Carson City, Nevada, USA 89701
                                Telephone:  775-887-8853
================================================================================

PROSPECTUS

                              SHADOW MARKETING INC.
                                3,444,500 SHARES
                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is quoted for trading on the OTC Bulletin Board under symbol "SDWM".

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 4-6.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The selling shareholders will sell our shares at prevailing market prices through the facilities of the OTC Bulletin Board or privately negotiated prices.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


         The Date of This Post-Effective Amendment is: February 23, 2009

                          TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
SUMMARY ..................................................................   3
RISK FACTORS .............................................................   4
     -    BECAUSE WE HAVE ONLY HAD LIMITED BUSINESS OPERATIONS, WE
          FACE A HIGH RISK OF BUSINESS FAILURE............................   4
     -    IF WE ARE UNABLE TO GENERATE SIGNIFICANT REVENUES FROM OUR
          OPERATIONS, OUR BUSINESS WILL FAIL..............................   5
     -    IF WE CONTINUE TO INCUR NET LOSSES, OUR BUSINESS WILL FAIL......   5
     -    OUR BUSINESS WILL FAIL UNLESS WE ARE ABLE TO RAISE
          ADDITIONAL FUNDS FOR OPERATIONS.................................   5
     -    IF OUR BUSINESS PLAN FAILS, OUR COMPANY WILL DISSOLVE AND
          AND INVESTORS MAY NOT RECEIVE ANY PORTION OF THEIR
          INVESTMENT BACK.................................................   5
     -    UNLESS A PUBLIC MARKET DEVELOPS FOR OUR COMMON STOCK, OUR
          SHAREHOLDERS MAY NOT BE ABLE TO SELL THEIR SHARES...............   5
     -    IF A MARKET FOR OUR COMMON STOCK DOES DEVELOP, OUR STOCK
          PRICE MAY BE VOLATILE...........................................   5
     -    BECAUSE OUR DIRECTORS AND OFFICERS OWN 53.73% OF OUR
          OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL
          CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY
          SHAREHOLDERS....................................................   6
USE OF PROCEEDS ..........................................................   6
DETERMINATION OF OFFERING PRICE ..........................................   6
DILUTION .................................................................   6
SELLING SECURITY HOLDERS..................................................   6
PLAN OF DISTRIBUTION .....................................................  10
DESCRIPTION OF SECURITIES ................................................  12
INTEREST OF NAMED EXPERTS AND COUNSEL ....................................  13
DESCRIPTION OF BUSINESS ..................................................  13
DESCRIPTION OF PROPERTY ..................................................  16
LEGAL PROCEEDINGS ........................................................  16
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS .................  16
FINANCIAL STATEMENTS .....................................................  18
PLAN OF OPERATION ........................................................  19
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ............................  20
AVAILABLE INFORMATION ....................................................  20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS..............  21
EXECUTIVE COMPENSATION ...................................................  22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............  23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ...........................  23
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
 SECURITIES ACT LIABILITIES ..............................................  24

                                     SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

We are involved in the publication of Up & Over Magazine, a periodical focusing on issues related to the purchase, training and care of sports horses. It includes training tips, riding techniques, health concerns and horses for sale. Since our inception on September 19, 2003 to December 31, 2008, we have incurred net losses of $71,041.

We have published one issue of Up & Over Magazine since our inception in September 2003. The first edition was distributed to retailers without charge and it has not yet been determined whether a market exists for the magazine. The recoverability of publication expenditures will be dependent upon the existence of a sustainable market for the magazine, our ability to attract advertisers and our ability to obtain necessary financing to satisfy future publication expenditures. The publication of our next issue will be dependent on obtaining additional funding.

In addition, we are reviewing other potential acquisitions in various business sectors with a view to enhancing stockholder value. Currently, we are in the process of completing a due diligence investigation of various opportunities. However, there is no guarantee that we will be able to reach any agreement to acquire any assets.

We were incorporated on September 19, 2003 under the laws of the state of Nevada. Our principal offices are located at 17365 S.W. 13th Street Pembroke Pines, Florida, 33029. Our telephone number is (954) 562-3017.

THE OFFERING:

Securities Being Offered       Up to 3,444,500 shares of common stock.

Offering Price                 The selling shareholders will sell our shares at
                               prevailing market prices through the facilities of the OTC Bulletin Board or privately negotiated prices.

Terms of the Offering          The selling shareholders will determine when and
                               how they will sell the common stock offered in this prospectus.

Termination of the Offering    The offering will conclude when all of the
                               3,444,500 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued
and  to be Issued              7,445,000 shares of our common stock are issued
                               and outstanding as of the date of this
                               prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds                We will not receive any proceeds from the sale of
                               the common stock by the selling shareholders.

SUMMARY FINANCIAL INFORMATION

Balance Sheet

                                       December 31, 2008         June 30, 2008
                                       -----------------         -------------
                                          (unaudited)               (audited)

Cash                                       $  2,318                 $    558
Total Assets                               $  2,318                 $    558
Liabilities                                $ 48,859                 $ 42,589
Total Stockholders' Equity                 $(46,541)                $(42,589)

STATEMENT OF OPERATIONS

                                    Period from inception on
                                      September 19, 2003 to
                                        December 31, 2008
                                        -----------------
                                          (unaudited)

Revenue                                    $    576
Cumulative Net Loss                        $(71,041)

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk.
You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. These constitute all of the material risks relating to our offering. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

BECAUSE WE HAVE ONLY HAD LIMITED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We were incorporated on September 19, 2003 and did not commence active business operations until 2005. Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history. You must consider our situation in light of the fact that we completed our first issue of Up & Over Magazine in the fall of 2005 and have not been able to complete an additional issue since then due to our inability to raise additional capital. Accordingly, we have minimal operating history from which investors can evaluate our business. Until we develop our business further by publishing more issues of Up & Over Magazine and attempting to expand our magazine circulation, of which there is no guarantee, it will be difficult for an investor to evaluate our chances for success. If we are unsuccessful in developing our operations, our business plan will fail.

IF WE ARE UNABLE TO GENERATE SIGNIFICANT REVENUES FROM OUR OPERATIONS, OUR BUSINESS WILL FAIL.

We have not generated any significant revenue from inception on September 19, 2003 to December 31, 2008. If we are unable to generate revenue from the sale of advertising in Up & Over Magazine or by charging a cover price for our magazine, we will not be able to achieve profitability or continue operations.

IF WE CONTINUE TO INCUR NET LOSSES, OUR BUSINESS WILL FAIL.

From our incorporation and inception on September 19, 2003 to December 31, 2008, we incurred cumulative net losses of $71,041. We expect to incur losses in the foreseeable future as our business develops. Unless we are able to generate profit from our business operations within a reasonable time, our business will fail.

OUR BUSINESS WILL FAIL UNLESS WE ARE ABLE TO RAISE ADDITIONAL FUNDS FOR OPERATIONS.

Because we have incurred losses since our incorporation, we will require additional funding in order to meet our obligations for the next twelve-month period. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to obtain short-term loans from our directors, although no such arrangement has been made. We do not have any arrangements in place for any future equity financing.

IF OUR BUSINESS PLAN FAILS, OUR COMPANY WILL DISSOLVE AND INVESTORS MAY NOT RECEIVE ANY PORTION OF THEIR INVESTMENT BACK.

If we are unable to realize profitable operations, our business will eventually fail. In such circumstances, it is likely that our company will dissolve and, depending on our remaining assets at the time of dissolution, it is likely that we will not be able to return any funds back to investors. We do not have any plans to engage in an acquisition or business combination if our business plan is unsuccessful.

UNLESS A PUBLIC MARKET DEVELOPS FOR OUR COMMON STOCK, OUR SHAREHOLDERS MAY NOT BE ABLE TO SELL THEIR SHARES.

While our shares are quoted for trading on the OTC Bulletin Board, there is no liquid market for our stock. We cannot assure you that an active trading market will develop and be sustained following the completion of this offering. Without a public market, it may be difficult for an investor to find a buyer for our common stock.

IF A MARKET FOR OUR COMMON STOCK DOES DEVELOP, OUR STOCK PRICE MAY BE VOLATILE.

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors including:

     *    Our ability to complete additional magazine issues;

     *    Our success in acquiring additional or alternative business assets;
     *    Our ability to generate revenues from advertising and magazine sales;
     * Increased competition from competitors who offer similar advertising opportunities; and
     *    Our financial condition and results of our operations.

BECAUSE OUR DIRECTORS AND OFFICERS OWN 53.73% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER SHAREHOLDERS.

Greg Fedun and Christopher Paterson, our directors and officers, own 53.73% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at prevailing market prices through the facilities of the OTC Bulletin Board or privately negotiated prices.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.


                            SELLING SECURITY HOLDERS


The selling shareholders named in this prospectus are offering all of the 3,444,500 shares of common stock offered through this prospectus. The shares include the following:

     1. 2,000,000 shares of our common stock that we sold at $0.001 per share in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on December 15, 2004;
     2. 1,399,500 shares of our common stock that we sold at $0.01 per share in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on March 31, 2005; and
     3. 45,000 shares of our common stock that we sold at $0.10 per share in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on April 22, 2005.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   the number of shares owned by each prior to this offering;
     2.   the total number of shares that are to be offered for each;
     3. the total number of shares that will be owned by each upon completion of the offering; and
     4.   the percentage owned by each upon completion of the offering.

                                                         Total Number of
                                                           Shares to be
                                                           Offered for       Total Shares        Percentage of
                                         Shares Owned        Selling          to be Owned      Shares Owned Upon
     Name of                            Prior to this      Shareholders     Upon Completion      Completion of
Selling Stockholder                       Offering            Account       of this Offering     this Offering
-------------------                       --------            -------       ----------------     -------------
Andrew Lawrence                            250,000            250,000             Nil                 Nil
3070 Willow St
Vancouver,  BC  V6Z 3P4

Tina Crema                                 250,000            250,000             Nil                 Nil
1838 West 13th Ave Suite 2
Vancouver, BC  V6J 2H3

Gary Zak                                   250,000            250,000             Nil                 Nil
242 West 6th St
North Vancouver, BC  V7M 1K6

Wiliam Ryan                                250,000            250,000             Nil                 Nil
2680 Cranberry Dr.
Vancouver, BC  V6K 4V6

Pat Obara                                  250,000            250,000             Nil                 Nil
2791 West 35th Ave
Vancouver, BC  V6N 2M1

Sang Jin Kim                               250,000            250,000             Nil                 Nil
888 Pacific Street Suite 906
Vancouver, BC

Laura Mushet                               250,000            250,000             Nil                 Nil
6811 Chelmsford St
Richmond, BC  V6S 1M3

Jon Riecken                                250,000            250,000             Nil                 Nil
1425 Gordon Ave
West Vancouver,  BC  V7T 1R5

Claude Paterson                             99,500             99,500             Nil                 Nil
17365 SW 13th Street
Pembroke Pines
FL 33029 USA

Kari-Anne Paterson                         100,000            100,000             Nil                 Nil
5235 Thornburn Dr.
Oakville, ON  L7L 6R3

Robert Alexander                           100,000            100,000             Nil                 Nil
2350 Grand Ravine Dr. Unit 51
Oakville, ON  L6H 6E2

Joanne Roberts                             100,000            100,000             Nil                 Nil
63-52A St
Delta, BC  V4M 2Z6

Warren Campbell                            100,000            100,000             Nil                 Nil
10968 164A St
Surrey, BC  V4N 5C1

Mark E. Rickman                            100,000            100,000             Nil                 Nil
772 Edgewood Rd
North Vancouver,  V7R 1Y4

Michael Karram                             100,000            100,000             Nil                 Nil
693 Handsworth Rd
North Vancouver, BC  V7R 1Z9

Philip Alalouf                             100,000            100,000             Nil                 Nil
179 53rd St
Delta, BC  V4M 3B3

Ho Yin Ng                                  100,000            100,000             Nil                 Nil
7011 Blundell Rd. Suite 102
Richmond, BC  V6Y 1J5

Robert Lund                                 50,000             50,000             Nil                 Nil
450 North Nanaimo St. Suite 305
Vancouver, BC  V5K 1L3

Wei Ting Chaw                               50,000             50,000             Nil                 Nil
5860 Dover Cr. Suite 109
Richmond, BC  V7C 5S6

Cameron Keith                              100,000            100,000             Nil                 Nil
2485 Balaclava St. Suit 308
Vancouver, BC V6K 4N9

Leanne Strachan                            100,000            100,000             Nil                 Nil
1540 Mariners Walk Suite 206
Vancouver, BC  V6J 4X9

Terra Denim                                100,000            100,000             Nil                 Nil
1562 West 4th Avenue Suite 301
Vancouver, BC  V6J 5H9

Mark Yelic                                 100,000            100,000             Nil                 Nil
51259 Range Rd
224 Sherwood Pk
T8C 1H3

David Eaton                                  5,000              5,000             Nil                 Nil
2439 Trinity St
Vancouver, BC  V5K 1C9

Michael England                              5,000              5,000             Nil                 Nil
10479 Slatford St
Maple Ridge, BC  V2W 1V8

Joanne Strongman                             5,000              5,000             Nil                 Nil
941 Homer St
Vancouver, BC  V6B 2W6

Blair Naughty                                5,000              5,000             Nil                 Nil
569 St Giles Rd
West Vancouver, BC  V7s 1L7

David Spence                                 5,000              5,000             Nil                 Nil
1616 Maple St
Vancouver, BC  V6J 3S4

Karla Davis                                  5,000              5,000             Nil                 Nil
2306 Vine Street
Vancouver, BC V6K 3K5

Lisa Rogers                                  5,000              5,000             Nil                 Nil
4869 Argyle
Vancouver, BC  V5N 3Y1

Roanna Haggith                               5,000              5,000             Nil                 Nil
1815 West 4th Avenue Suite 1
Vancouver, BC  V6J 1M4

Robert Johnson                               5,000              5,000             Nil                 Nil
2017 Holdom Ave
Burnaby, BC  V5B 3W5

Claude Paterson is the father of Christopher Paterson, our Secretary, Treasurer and a Director. Kari-Anne Paterson is the sister of Christopher Paterson.

Otherwise, none of the selling shareholders:

     (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or
     (2)  has ever been one of our officers or directors.

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at prevailing market prices through the facilities of the OTC Bulletin Board or at privately negotiated prices.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. We will pay the offering expenses from cash on hand, business revenue and director loans.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;

     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

     * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;
     * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     * contains a toll-free telephone number for inquiries on disciplinary actions;
     * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to affecting any transaction in a penny stock, the customer:

     *    with bid and offer quotations for the penny stock;
     * the compensation of the broker-dealer and its salesperson in the transaction;
     * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

The offering will terminate when all of the 3,444,500 shares of common stock held by the selling security holders have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide to terminate the registration of the shares.


                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 200,000,000 shares of common stock at a par value of $0.001 per share.

There are no provisions in our charter or by-laws that would delay, defer or prevent a change in control of the company.

COMMON STOCK

As of February 23, 2009, there were 7,445,000 shares of our common stock issued and outstanding that are held by 34 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by the independent accounting firm of Michael T. Studer CPA P.C., to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                             DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT

We were incorporated pursuant to the laws of Nevada on September 19, 2003.

We are involved in the publication of "Up & Over" Magazine. Up & Over Magazine contains articles focusing on purchase, training and care of sports horses. It includes training tips, riding techniques, health concerns and horses for sale. The information that we publish in these articles is of general interest to horse enthusiasts.

The articles in our first issue featured horses for sale, a study of the inflammatory process and the benefits of alternative therapies, the value of a prep-purchase examination, Alberta Warmbloods, riding the uphill horse and setting up a website for your horse business.

While we eventually intend to publish three or four issues of Up & Over Magazine each year, we will not be able to publish any additional issues until we are successful in raising additional funds. To date, we have published one issue of our magazine that was distributed in the fall of 2005. Our first issue of Up & Over Magazine contained approximately 30 pages, approximately 25 of which constituted articles and approximately five of which were advertising. We printed 10,000 copies of our first issue of Up & Over Magazine.

In addition, we are reviewing other potential acquisitions in various business sectors with a view to enhancing stockholder value. Currently, we are in the process of completing a due diligence investigation of various opportunities. However, there is no guarantee that we will be able to reach any agreement to acquire any assets.

ADVERTISING REVENUE

Our magazine sells and carries conventional advertising. The size of each advertisement ranges from one-quarter to one full page. Our board of directors is responsible for approaching potential advertisers and negotiating and executing advertising contracts with them. Each advertisement arrangement is negotiated separately. We realized $576 in advertising revenue from the first issue of our magazine.

PRODUCTION COSTS

The cost of publishing and distributing one issue of Up & Over Magazine is approximately $15,000. As a result, we have operated at a net loss since inception. From our incorporation on September 19, 2003 to December 31, 2008, we have incurred cumulative net losses of $71,041.

MAGAZINE DISTRIBUTION

We do not have a distribution agreement for Up & Over Magazine with any magazine distribution services. We are currently distributing our magazine to our own mailing list through The Mailing Group, a division of Bindery Overload. Up & Over is currently being distributed in tack shops, riding stables and arena complexes located in the Pacific Northwest (British Columbia, Washington, Oregon and northern California). From 15 to 150 copies were sent to each retailer, depending on its size. We plan to increase our distribution area as advertising revenue increases. We do not utilize any additional sources of distribution.

EMPLOYEES

Should we continue to publish additional issues of our magazine, our success depends on the continued efforts of our directors, Christopher Paterson and Greg Fedun, who handle marketing, promotion and production management. We have also retained two consultants: Holly Yelic, who is the editor of our magazine; and Wendy Carefoot, who is responsible for the design and layout of our magazine.

We do not have any written agreements with these consultants or any writers or photographers. We retain their services on a freelance basis as is customary in the magazine publishing industry.

FUTURE DEVELOPMENT

We intend to expand our business by increasing the amount of content in our magazine, increasing our distribution and increasing advertising.

COMPETITION

The publishing industry, in general, is intensively competitive and there can be no assurance that we will be successful in attracting sufficient numbers of advertisers in order to ensure our profitability.

Our chief competition is from magazines, newspapers and other print media that rely on advertising. There are currently over 1,000 magazines published in Canada, most of which are modest enterprises, with a few large companies. The survival rate for new magazines is low due to the challenges of distribution and revenue generation from advertising and readership sales.

In the publishing industry, we are one of many small magazines with limited circulation. We do not currently have a significant impact within the Vancouver or Canadian magazine sector.

GOVERNMENT REGULATIONS

We do not expect governmental regulations to materially restrict our business operations. Existing laws with which we must comply cover issues that include:

     *    sales and other taxes;
     *    pricing controls;
     *    libel and defamation; and
     *    copyright and trademark infringement.

New laws may impact our ability to market our magazine in the future. However, we are not aware of any pending laws or regulations that would have an impact on our business.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

                             DESCRIPTION OF PROPERTY

We do not own an interest in any real property. Our secretary and treasurer, Christopher Paterson, provides office space to us at 17365 S.W. 13th Street, Pembroke Pines, Florida, 33029 free of charge.


                                LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 N. Carson Street, Suite 212, Carson City, Nevada, 89701.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

While our shares are quoted for trading on the OTC Bulletin Board under the symbol "SDWM", there is no liquid market for our stock. We cannot assure you that an active trading market will develop and be sustained following the completion of this offering. Without a public market, it may be difficult for an investor to find a buyer for our common stock.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 34 registered shareholders.

RULE 144 SHARES

Our shares of common stock are not currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act because we are a shell company. Our shareholders cannot rely on Rule 144 for the resale of our common stock until the following have occurred:

     1.   we have ceased to be a shell company;
     2. we are subject to the reporting requirements of the Exchange Act, which we are;
     3. we have filed all Exchange Act reports required for the past 12 months, which we have; and
     4. a minimum of one year has elapsed since we filed current Form 10 information on Form 8-K changing our status from a shell company to a non-shell company.

When Rule 144 is available, our affiliate stockholders shall be entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 74,450, shares as of the date of this prospectus; or
     2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

STOCK OPTION GRANTS

To date, we have not granted any stock options.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     1. we would not be able to pay our debts as they become due in the usual course of business; or
     2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

STOCK OPTION GRANTS

We have not granted any stock options to the executive officers since our inception.

CONSULTING AGREEMENTS

We do not have any consulting agreements with our directors and officers.

                              FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS:

1.   Auditors' Report;

2.   Audited financial statements for the periods ended June 30, 2008 including:

     a.   Balance Sheets;

     b.   Statements of Operations;

     c.   Statement of Stockholders' Equity (Deficiency);

     d.   Statements of Cash Flows; and

     e.   Notes to Financial Statements

3. Unaudited interim financial statements for the period ended December 31, 2008, including:

     a.   Balance Sheets;

     b.   Statements of Operations;

     c.   Statement of Stockholders' Equity (Deficiency);

     d.   Statements of Cash Flows; and

     e.   Notes to Financial Statements

                                PLAN OF OPERATION

OVERVIEW

We were incorporated pursuant to the laws of Nevada on September 19, 2003. During the year ended June 30, 2005, we published the first issue of our magazine, "Up & Over". The first edition was distributed to retailers without charge and it has not yet been determined whether a market exists for the magazine. We have not published and distributed a second issue due to a lack of working capital and will not be able to proceed with any further publications without raising funds for this purpose.

In addition, we are reviewing other potential acquisitions in various business sectors with a view to enhancing stockholder value. Currently, we are in the process of completing a due diligence investigation of various opportunities. However, there is no guarantee that we will be able to reach any agreement to acquire any assets. Any proposed acquisition would likely require us to raise additional funds.

CASH REQUIREMENTS

Our plan of operation for the twelve months following the date of this prospectus is to publish an additional three issues of Up & Over Magazine. This will be subject to us obtaining the necessary financing to cover the costs of publishing these magazine issues. We anticipate that the average cost to publish each issue of Up & Over Magazine will continue to be $15,000. Total costs for the three issues to be published within the next year are expected to be $45,000.

As well, we anticipate spending an additional $15,000 on administrative costs such as accounting and auditing fees, legal fees and fees payable in connection with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $60,000.

SOURCES AND USES OF CASH

At December 31, 2008, our current assets consisted of $2,318 in cash. Accordingly, we will have to raise additional funds in the next twelve months in order to sustain and expand our operations. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We have and will continue to seek to obtain short-term loans from our directors, although we do not have any agreements with our directors concerning future loans. We do not have any arrangements in place for any future equity financing.

EVENTS, TRENDS AND UNCERTAINTIES

The continuing development of our business will depend upon our ability to attract subjects for our magazine articles, as well as advertisers. Future advertising may be affected by events and trends such as general economic conditions, alternative means of advertising and the circulation of our magazine.

In order to increase our revenue in the future, we will have to increase our advertising rates and eventually charge a cover price for our magazine once we establish a market for it. In order to justify higher rates, we will need to increase our magazine circulation by reaching agreements with magazine distributors. We have not entered into any distribution agreements to date and cannot be assured that we will be able to do so.

RESULTS OF OPERATIONS

We have only earned $576 in revenue from our incorporation on September 19, 2003 to June 30, 2008, which consisted of advertising revenue that we earned in connection with the publication of our first issue of the Up & Over Magazine. We incurred operating expenses in the amount of $71,617 for the period from our inception on September 19, 2003 to June 30, 2008. These operating expenses were comprised of magazine publication costs of $16,755 and general and administrative costs of $54,862.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

                              AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C., 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Although we are not required to deliver an annual report to security holders, we will voluntarily send an annual report, including audited financial statements, to any security holder requesting one.

Since the effectiveness of our registration statement on March 3, 2006, we have filed reports with the Securities and Exchange Commission, including annual reports on Form 10-KSB, interim reports on Form 10-QSB and current reports on Form 8-K.



          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

DIRECTORS:

Name of Director                 Age
----------------                 ---

Greg Fedun                       40
Christopher Paterson             42

EXECUTIVE OFFICERS:

Name of Officer                  Age                 Office
---------------                  ---                 ------

Greg Fedun                       40             President and C.E.O.
Christopher Paterson             42             Secretary and Treasurer

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

GREG FEDUN has acted as our president and as a director since our inception. He acted as a director of Iciena Ventures Inc., a British Columbia and Alberta reporting issuer involved in diamond property exploration from March 2002 to March 2006. From August 2002 to September 2003, Mr. Fedun acted as a director of Candorado Operating Company Ltd., a British Columbia and Alberta reporting issuer involved in mineral property exploration.

Mr. Fedun intends to devote 20% of his business time to our affairs.

Mr. Fedun does not have any experience in the magazine publishing business.

CHRISTOPHER PATERSON has acted as our Secretary, Treasurer and Director since October 28, 2004. After receiving his degree in Marketing in 1987, Mr. Paterson went on to work for John Tann Ltd. (UK), a security equipment manufacturer, where he held various positions in sales and marketing until 1994. He then worked for Honeywell Ltd., where he was responsible for the financial and large commercial portfolios for the company until 1998. Since then, Mr. Paterson has provided marketing, consulting services to private and public companies.

Mr. Paterson intends to devote 20% of his business time to our affairs.

Mr. Paterson does not have any experience in the magazine publishing business.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SIGNIFICANT EMPLOYEES

We have no significant employees other than the officers, directors, editor and design layout artist described above.

CONFLICTS OF INTEREST

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscals years ended June 30, 2008, 2007, 2006 and for the interim period ended December 31, 2008.

ANNUAL COMPENSATION

                                                               Restricted
                                                      Other      Stock      Options/      LTIP        Other
Name            Title       Year     Salary   Bonus   Comp.     Awarded      SARs(#)    Payouts($)    Comp.
----            -----       ----     ------   -----   -----     -------      -------    ----------    -----
Greg          President     2009       $0       0       0          0           0            0          0
Fedun         Director      2008       $0       0       0          0           0            0          0
                            2007       $0       0       0          0           0            0          0
                            2006       $0       0       0          0           0            0          0


Chris         Director      2009       $0       0       0          0           0            0          0
Paterson      Sec.          2008       $0       0       0          0           0            0          0
              Treas.        2007       $0       0       0          0           0            0          0
                            2006       $0       0       0          0           0            0          0

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                  Amount of
Title of           Name and Address               Beneficial        Percent
 Class           of Beneficial Owner              Ownership        of Class
 -----           -------------------              ---------        --------

Common         Greg Fedun                         2,000,000          26.86%
               President and Director
               463 Grainger Road
               Kelowna, British Columbia
               Canada

Common         Christopher Paterson               2,000,000          26.86%
Stock          Director, Secretary
               and Treasurer
               1823 W 7th Avenue, Suite 210
               Vancouver, B.C. Canada

Common         All Officers and Directors         4,000,000          53.72%
Stock          as a Group that consists of         shares
               two people

The percent of class is based on 7,445,000 shares of common stock issued and outstanding as of the date of this prospectus.

There are no arrangements that may result in our change in control of the company.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for sales of common stock to offices and directors and loans received from an officer and director, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     *    Any of our directors or officers;
     *    Any person proposed as a nominee for election as a director;
     * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
     *    Either of our promoters, Greg Fedun and Christopher Paterson;
     * Any relative or spouse of any of the foregoing persons who has the same house as such person.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

                   REPORT OF REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of Shadow Marketing Inc.

I have audited the  accompanying  balance  sheet of Shadow  Marketing  Inc. (the
Company), a development stage company, as of June 30, 2008 and the related statements of operations, stockholders' equity, and cash flows for the period September 19, 2003 (date of inception) to June 30, 2008. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shadow Marketing Inc., a development stage company, as of June 30, 2008 and the results of its operations and its cash flows for the period September 19, 2003 (date of inception) to June 30, 2008 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's present financial situation raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                           /s/ Michael T. Studer CPA P.C.
                                           -------------------------------------
                                           Michael T. Studer CPA P.C.

Freeport, New York
September 17, 2008

Shadow Marketing Inc.
(A Development Stage Company)
Balance Sheets
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                                           June 30,           June 30,
                                                                             2008               2007
                                                                           --------           --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                     $    558           $    439
                                                                           --------           --------

TOTAL ASSETS                                                               $    558           $    439
                                                                           ========           ========

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
  Accounts payable and accrued liabilities                                 $ 13,230           $  8,650
  Due to related party                                                       29,359             13,025
                                                                           --------           --------

TOTAL CURRENT LIABILITIES                                                    42,589             21,675
                                                                           --------           --------

STOCKHOLDERS' EQUITY (DEFICIENCY)
  Common stock, $0.001 par value
    Authorized: 200,000,000 shares                                               --                 --
  Issued and outstanding:
    7,445,000 and 7,445,000 shares, respectively                              7,445              7,445
  Additional paid-in capital                                                 17,055             17,055
  Deficit accumulated during the development stage                          (66,531)           (45,736)
                                                                           --------           --------

TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                                     (42,031)           (21,236)
                                                                           --------           --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)                    $    558           $    439
                                                                           ========           ========


See notes to financial statements.

Shadow Marketing Inc.
(A Development Stage Company)
Statements of Operations
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                                                       Period from
                                                                                    September 19, 2003
                                             Year ended           Year ended     (Date of Inception) to
                                              June 30,             June 30,             June 30,
                                                2008                 2007                 2008
                                             ----------           ----------           ----------
REVENUE
  Advertising revenue                        $       --           $       --           $      576
                                             ----------           ----------           ----------

Total Revenue                                        --                   --                  576
                                             ==========           ==========           ==========
EXPENSES
  Magazine publication costs                         --                   --               16,755
  General and administrative                     20,795                8,372               50,352
                                             ----------           ----------           ----------

Total Costs and Expenses                         20,795                8,372               67,107
                                             ----------           ----------           ----------

NET INCOME (LOSS)                            $  (20,795)          $   (8,372)          $  (66,531)
                                             ==========           ==========           ==========


NET INCOME (LOSS) PER SHARE
  Basic and diluted                          $    (0.00)          $    (0.00)
                                             ==========           ==========

NUMBER OF COMMON SHARES USED TO
COMPUTE NET INCOME (LOSS) PER SHARE
  Basic and Diluted                           7,445,000            7,445,000
                                             ==========           ==========


See notes to financial statements.

Shadow Marketing Inc.
(A Development Stage Company)
Statements of Stockholders' Equity (Deficiency)
For the period September 19, 2003 (inception) to June 30, 2008
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                                                          Deficit
                                                 Common Stock,                          Accumulated         Total
                                                $0.001 Par Value          Additional     During the      Stockholders'
                                             ----------------------        Paid-in       Development        Equity
                                             Shares          Amount        Capital         Stage         (Deficiency)
                                             ------          ------        -------         -----         ------------
Net loss for the Period
 September 19, 2003 to
 June 30, 2004                                    --       $      --      $      --      $     (12)       $     (12)
                                           ---------       ---------      ---------      ---------        ---------
Balance, June 30, 2004                            --              --             --            (12)             (12)
Shares sold at $0.001 per share
 in December 2004                          6,000,000           6,000             --             --            6,000
Shares sold at $0.01 per share
 in March 2005                             1,400,000           1,400         12,600             --           14,000
Shares sold at $0.10 per share
 in April 2005                                45,000              45          4,455             --            4,500
Net loss for the year
 ended June 30, 2005                              --              --             --        (16,967)         (16,967)
                                           ---------       ---------      ---------      ---------        ---------
Balance, June 30, 2005                     7,445,000           7,445         17,055        (16,979)           7,521
Net loss for the year
 ended June 30, 2006                              --              --             --        (20,385)         (20,385)
                                           ---------       ---------      ---------      ---------        ---------
Balance, June 30, 2006                     7,445,000           7,445         17,055        (37,364)         (12,864)
Net loss for the year
 ended June 30, 2007                              --              --             --         (8,372)          (8,372)
                                           ---------       ---------      ---------      ---------        ---------
Balance, June 30, 2007                     7,445,000           7,445         17,055        (45,736)         (21,236)
Net loss for the year
 ended June 30, 2008                              --              --             --        (20,795)         (20,795)
                                           ---------       ---------      ---------      ---------        ---------
Balance, June 30, 2008                     7,445,000       $   7,445      $  17,055      $ (66,531)       $ (42,031)
                                           =========       =========      =========      =========        =========

See notes to financial statements.

SHADOW MARKETING INC.
(A Development Stage Company)
Statements of Cash Flows
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                                                                     Period from
                                                                                                  September 19, 2003
                                                             Year ended         Year ended     (Date of Inception) to
                                                              June 30,           June 30,             June 30,
                                                                2008               2007                 2008
                                                              --------           --------             --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                           $(20,795)          $ (8,372)            $(66,531)
  Changes in operating assets and liabilities
    Accounts payable and accrued liabilities                     4,580             (5,950)              13,230
                                                              --------           --------             --------
NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES           (16,215)           (14,322)             (53,301)
                                                              --------           --------             --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Loans from related party                                      16,334             13,025               29,359
  Proceeds from sales of common stock                               --                 --               24,500
                                                              --------           --------             --------
NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES            16,334             13,025               53,859
                                                              --------           --------             --------

INCREASE (DECREASE) IN CASH                                        119             (1,297)                 558

CASH, BEGINNING OF PERIOD                                          439              1,736                   --
                                                              --------           --------             --------

CASH, END OF PERIOD                                           $    558           $    439             $    558
                                                              ========           ========             ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Interest paid                                               $     --           $     --             $     --
                                                              --------           --------             --------
  Income taxes paid                                           $     --           $     --             $     --
                                                              --------           --------             --------


See notes to financial statements.

SHADOW MARKETING  INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
June 30, 2008
--------------------------------------------------------------------------------

Note 1. Organization and Business Operations

     Shadow Marketing Inc. (the "Company") was incorporated in the State of Nevada on September 19, 2003. The Company is a Development Stage Company as defined by Statement of Financial Accounting Standards ("SFAS") No. 7. During the year ended June 30, 2005, the Company started to publish "Up & Over", a magazine planned to contain articles focusing on the purchase, training, and care of sports horses. In the year ended June 30, 2006, the first issue was published and distributed to outlets without charge. Although the Company plans to publish three to four issues per year, it has not published and distributed a second issue due to a lack of working capital.

     On March 6, 2007, in connection with a then potential acquisition, the Company changed its name to D2Fusion Corp. and increased its authorized common stock, $0.001 par value, from 75,000,000 shares to 200,000,000 shares. Shortly thereafter, the Company decided not to pursue this acquisition. In September 2007, the name was changed back to Shadow Marketing Inc.

     These financial statements have been prepared on a "going concern" basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, as of June 30, 2008, the Company had cash of $558 and a stockholders' deficiency of $42,031. Further, since inception, the Company has had revenues of $576 and has incurred a net loss of $66,531. These factors create substantial doubt as to the Company's ability to continue as a going concern. The Company plans to improve its financial condition by obtaining new financing. However, there is no assurance that the Company will be successful in accomplishing this objective. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Note 2. Summary of Significant Accounting Policies

     a)   Basis of Presentation

          The Company has been presented as a "Development Stage Company" in accordance with Statement of Financial Accounting Standards ("SFAS") No.7, "Accounting and Reporting by Development Stage Enterprises".
          These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company's fiscal year end is June 30.

     b)   Use of Estimates

          The preparation of these financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     c)   Basic and Diluted Net Income (Loss) Per Share

          The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the

SHADOW MARKETING  INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
June 30, 2008
--------------------------------------------------------------------------------

          income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible securities using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

     d)   Comprehensive Loss

          SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. For the period September 19, 2003 (inception) to June 30, 2008, the Company has had no other items (than net loss) that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

     e)   Cash and Cash Equivalents

          The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

     f)   Financial Instruments

          The fair values of the Company's financial instruments, consisting of cash, accounts payable and accrued liabilities and due to related party, approximate their carrying values due to the immediate or short-term maturity of the financial instruments. The Company's operations are in Canada which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company's operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

     g)   Income Taxes

          Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109, "Accounting for Income Taxes" as of its inception. Pursuant to SFAS No. 109, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

     h)   Foreign Currency Translation

          The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 "Foreign Currency Translation", using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of

SHADOW MARKETING  INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
June 30, 2008
--------------------------------------------------------------------------------

          these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

     i)   Revenue Recognition

          Advertising Revenue is recognized over the period which the related magazine issue(s) are expected to be distributed. Magazine publication costs are expensed as incurred.

     j)   Recent Accounting Pronouncements

          Certain accounting pronouncements have been issued by the FASB and other standard setting organizations which have not yet been adopted by the Company. The impact on the Company's financial position and results of operations from adoption of these standards is not expected to be material.

Note 3. Related Party Transactions

     The due to related party is due a Company officer and director, does not bear interest, and is due on demand.

Note 4. Stockholders' Equity

     At June 30, 2008, the Company had no stock option plan, warrants or other dilutive securities outstanding.

Note 5. Income Taxes

     The provision for (benefit from) income taxes differs from the amount computed by applying the statutory United States federal income tax rate of 35% to income (loss) before income taxes. The sources of the difference follow:

                                                                              Period from
                                                                           September 19, 2003
                                        Year Ended         Year Ended    (Date of Inception) to
                                          June 30,           June 30,           June 30,
                                           2008               2007               2008
                                         --------           --------           --------
     Expected tax at 35%                 $ (7,278)          $ (2,930)          $(23,286)
     Increase in valuation allowance        7,278              2,930             23,286
                                         --------           --------           --------
     Income tax provision                $     --           $     --           $     --
                                         ========           ========           ========

SHADOW MARKETING  INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
June 30, 2008
--------------------------------------------------------------------------------

     Significant components of the Company's deferred income tax assets are as follows:

                                              June 30,           June 30,
                                                2008               2007
                                              --------           --------
     Net operating loss carryforward          $(23,286)          $ 16,008
     Valuation allowance                        23,286            (16,008)
                                              --------           --------
     Net deferred tax assets                  $     --           $     --
                                              ========           ========

     Based  on  management's  present  assessment,   the  Company  has  not  yet
     determined it to be more likely than not that a deferred tax asset of $23,286 at June 30, 2008 attributable to the future utilization of the net operating loss carryforward of $66,531 will be realized. Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements. The Company will continue to review this valuation allowance and make adjustments as appropriate. The $66,531 net operating loss carryforward expires $ 12 in year 2024, $16,967 in year 2025, $20,385 in year 2026, $8,372 in year 2027 and $20,795 in year 2028.

     Current United States income tax laws limit the amount of loss available to offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

Note 6. Commitments and Contingencies

     Rental agreement - The Company has been using office space provided by an officer and director at no cost to the Company.

     Conflicts of interest - Officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, they may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Shadow Marketing Inc.
(A Development Stage Company)
Balance Sheets
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                                          December 31,        June 30,
                                                                             2008               2008
                                                                           --------           --------
                                                                         (Unaudited)          (Audited)
                                     ASSETS

CURRENT ASSETS
  Cash                                                                     $  2,318           $    558
                                                                           --------           --------

TOTAL ASSETS                                                               $  2,318           $    558
                                                                           ========           ========

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
  Accounts payable and accrued liabilities                                 $  8,650           $ 13,230
  Due to related party                                                       40,209             29,359
                                                                           --------           --------
TOTAL CURRENT LIABILITIES                                                    48,859             42,589
                                                                           --------           --------
STOCKHOLDERS' EQUITY (DEFICIENCY)
  Common stock, $0.001 par value
    Authorized: 200,000,000 shares                                               --                 --
    Issued and outstanding:
    7,445,000 and 7,445,000 shares, respectively                              7,445              7,445
  Additional paid-in capital                                                 17,055             17,055
  Deficit accumulated during the development stage                          (71,041)           (66,531)
                                                                           --------           --------
TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                                     (46,541)           (42,031)
                                                                           --------           --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)                    $  2,318           $    558
                                                                           ========           ========


See notes to financial statements.

Shadow Marketing Inc.
(A Development Stage Company)
Statements of Operations
(Expressed in US Dollars)
(Unaudited)
--------------------------------------------------------------------------------

                                                                                                        Cumulative during
                                                                                                       the development stage
                                Three months ended December 31,       Six months ended December 31,   (September 19, 2003 to
                                -------------------------------      -------------------------------       December 31,
                                   2008                 2007            2008                 2007             2008)
                                ----------           ----------      ----------           ----------       ----------
REVENUE
  Advertising revenue           $       --           $       --      $       --           $       --       $      576
                                ----------           ----------      ----------           ----------       ----------
Total Revenue                           --                   --              --                   --              576
                                ==========           ==========      ==========           ==========       ==========
EXPENSES
  Magazine publication costs            --                   --              --                   --           16,755
  General and administrative         2,717                8,156           4,510                9,628           54,862
                                ----------           ----------      ----------           ----------       ----------
Total Costs and Expenses             2,717                8,156           4,510                9,628           71,617
                                ----------           ----------      ----------           ----------       ----------

NET LOSS                            (2,717)          $   (8,156)     $   (4,510)          $   (9,628)      $  (71,041)
                                ==========           ==========      ==========           ==========       ==========

NET LOSS PER SHARE
  Basic and diluted                  (0.00)          $    (0.00)     $    (0.00)          $    (0.00)
                                ==========           ==========      ==========           ==========
NUMBER OF COMMON SHARES USED
TO COMPUTE LOSS PER SHARE
  Basic and Diluted              7,445,000            7,445,000       7,445,000            7,445,000
                                ==========           ==========      ==========           ==========


See notes to financial statements.

Shadow Marketing Inc.
(A Development Stage Company)
Statements of Stockholders' Equity (Deficiency)
For the period September 19, 2003 (inception) to December 31, 2008
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                                                          Deficit
                                                 Common Stock,                          Accumulated         Total
                                                $0.001 Par Value          Additional     During the      Stockholders'
                                             ----------------------        Paid-in       Development        Equity
                                             Shares          Amount        Capital         Stage         (Deficiency)
                                             ------          ------        -------         -----         ------------
Net loss for the Period
 September 19, 2003 to
 June 30, 2004                                    --       $      --      $      --      $     (12)       $     (12)
                                           ---------       ---------      ---------      ---------        ---------
Balance, June 30, 2004                            --              --             --            (12)             (12)
Shares sold at $0.001 per share
 in December 2004                          6,000,000           6,000             --              0            6,000
Shares sold at $0.01 per share
 in March 2005                             1,400,000           1,400         12,600              0           14,000
Shares sold at $0.10 per share
 in April 2005                                45,000              45          4,455              0            4,500
Net loss for the year
 ended June 30, 2005                              --              --             --        (16,967)         (16,967)
                                           ---------       ---------      ---------      ---------        ---------
Balance, June 30, 2005                     7,445,000           7,445         17,055        (16,979)           7,521
Net loss for the year
 ended June 30, 2006                              --              --             --        (20,385)         (20,385)
                                           ---------       ---------      ---------      ---------        ---------
Balance, June 30, 2006                     7,445,000           7,445         17,055        (37,364)         (12,864)
Net loss for the year
 ended June 30, 2007                              --              --             --         (8,372)          (8,372)
                                           ---------       ---------      ---------      ---------        ---------
Balance, June 30, 2007                     7,445,000           7,445         17,055        (45,736)         (21,236)
Net loss for the year
 ended June 30, 2008                              --              --             --        (20,795)         (20,795)
                                           ---------       ---------      ---------      ---------        ---------
Balance, June 30, 2008                     7,445,000           7,445         17,055        (66,531)         (42,031)

Unaudited:
Net loss for the three months
 ended September 30, 2008                         --              --             --         (1,793)          (1,793)
                                           ---------       ---------      ---------      ---------        ---------
Balance, September 30, 2008                7,445,000       $   7,445      $  17,055      $ (68,324)       $ (43,824)

Net loss for the three months
 ended December 31, 2008                          --              --             --         (2,717)          (2,717)
                                           ---------       ---------      ---------      ---------        ---------
Balance, December 31, 2008                 7,445,000       $   7,445      $  17,055      $ (71,041)       $ (46,541)
                                           =========       =========      =========      =========        =========

See notes to financial statements.

SHADOW MARKETING INC.
(A Development Stage Company)
Statements of Cash Flows
(Expressed in US Dollars)
(Unaudited)
--------------------------------------------------------------------------------

                                                                                                Cumulative during
                                                                                              the development stage
                                                           Six months ended December 31,      (September 19, 2003 to
                                                          -------------------------------          December 31,
                                                             2008               2007                  2008)
                                                           --------           --------              --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                        $ (4,510)          $ (9,628)             $(71,041)
  Changes in operating assets and liabilities
    Accounts payable and accrued liabilities                 (4,580)               180                 8,650
                                                           --------           --------              --------
NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES         (9,090)            (9,448)              (62,391)
                                                           --------           --------              --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Loans from related party                                   10,850             13,344                40,209
  Proceeds from sales of common stock                            --                 --                24,500
                                                           --------           --------              --------
NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES         10,850             13,344                64,709
                                                           --------           --------              --------

INCREASE (DECREASE) IN CASH                                   1,760              3,896                 2,318

CASH, BEGINNING OF PERIOD                                       558                439                    --
                                                           --------           --------              --------

CASH, END OF PERIOD                                        $  2,318           $  4,335              $  2,318
                                                           ========           ========              ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Interest paid                                            $     --           $     --              $     --
                                                           --------           --------              --------
  Income taxes paid                                        $     --           $     --              $     --
                                                           --------           --------              --------


See notes to financial statements.

SHADOW MARKETING INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2008
(Unaudited)
--------------------------------------------------------------------------------

1. INTERIM FINANCIAL STATEMENTS

     The unaudited financial statements as of December 31, 2008 and for the three months and six months ended December 31, 2008 and 2007, and for the period September 19, 2003 (inception) to December 31, 2008 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with instructions to Form 10-Q. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of December 31, 2008 and the results of operations and cash flows for the periods ended December 31, 2008 and 2007. The financial data and other information disclosed in these notes to the interim financial statements related to these periods are unaudited. The results for the six months ended December 31, 2008 is not necessarily indicative of the results to be expected for any subsequent quarter of the entire year ending June 30, 2009. The balance sheet at June 30, 2008 has been derived from the audited financial statements at that date.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to the Securities and Exchange Commission's rules and regulations. These unaudited financial statements should be read in conjunction with our audited financial statements and notes thereto for the year ended June 30, 2008 as included in our report on Form 10-K.

2. ORGANIZATION AND BUSINESS OPERATIONS

     Shadow Marketing Inc. (the "Company") was incorporated in the State of Nevada on September 19, 2003. The Company is a Development Stage Company as defined by Statement of Financial Accounting Standards ("SFAS") No. 7. During the year ended June 30, 2005, the Company started to publish "Up & Over", a magazine planned to contain articles focusing on the purchase, training, and care of sports horses. In the year ended June 30, 2006, the first issue was published and distributed to outlets without charge. Although the Company plans to publish three to four issues per year, it has not published and distributed a second issue due to a lack of working capital.

3. DUE TO RELATED PARTY

     The due to related party is due a Company officer and director, does not bear interest, and is due on demand.

4. STOCKHOLDERS' EQUITY

     The Company has not adopted a stock option plan and has not issued any stock options or other common stock equivalents.

5. INCOME TAXES

     The provision for (benefit from) income taxes differs from the amount computed by applying the statutory United States federal income tax rate of 35% to income (loss) before income taxes. The sources of the difference follow:

SHADOW MARKETING INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2008
(Unaudited)
--------------------------------------------------------------------------------

                                                                 Period from
                                                              September 19, 2003
                                 Six Months     Six Months        (Date of
                                   Ended          Ended         Inception) to
                                 December 31,   December 31,     December 31,
                                    2008           2007             2008
                                  --------       --------         --------
Expected tax at 35%               $ (1,578)      $ (3,370)        $(24,864)
Increase in valuation allowance      1,578          3,370           24,864
                                  --------       --------         --------
Income tax provision              $     --       $     --         $     --
                                  ========       ========         ========

     Significant components of the Company's deferred income tax assets are as follows:

                                                 December 31,     June 30,
                                                    2008            2008
                                                  --------        --------
Net operating loss carryforward                   $ 24,864        $ 23,286
Valuation allowance                                (24,864)        (23,286)
                                                  --------        --------
Net deferred tax assets                           $     --        $     --
                                                  ========        ========

     Based  on  management's  present  assessment,   the  Company  has  not  yet
     determined it to be more likely than not that a deferred tax asset of $24,864 at December 31, 2008 attributable to the future utilization of the net operating loss carryforward of $71,041 will be realized. Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements. The Company will continue to review this valuation allowance and make adjustments as appropriate. The $71,041 net operating loss carryforward expires $ 12 in year 2024, $16,967 in year 2025, $20,385 in year 2026, $8,372 in year 2027, $20,795 in year 2028, and
     $4,510 in year 2029.

     Current United States income tax laws limit the amount of loss available to offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

6. COMMITMENTS AND CONTINGENCIES

     Rental agreement - The Company has been using office space provided by an officer and director at no cost to the Company.

     Conflicts of interest - Officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, they may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Until ____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS


OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $    40.55
Transfer Agent Fees                                         $ 1,500.00
Accounting fees and expenses                                $ 7,000.00
Legal fees and expenses                                     $ 2,500.00
Edgar filing fees                                           $ 1,500.00
                                                            ----------
Total                                                       $12,540.55
                                                            ==========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

     (3) a transaction from which the director derived an improper personal profit; and

     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such indemnification is expressly required to be made by law;

     (2)  the proceeding was authorized by our Board of Directors;

     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

     (4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

RECENT SALES OF UNREGISTERED SECURITIES

We issued 2,000,000 shares of our common stock at a price of $0.001 per share to each of our directors, Mr. Christopher Paterson and Mr. Greg Fedun, on October 28, 2004 and December 3, 2004 respectively. The total amount received from this offering was $4,000. Mr. Paterson is our secretary, treasurer and a director. Mr. Fedun is our president and a director. These shares were issued pursuant to Regulation S of the Securities Act.

We completed an offering of 2,000,000 shares of our common stock at a price of $0.001 to a total of 8 purchasers on December 15, 2004. The total amount received from this offering was $2,000. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

     Name of Subscriber                  Number of Shares
     ------------------                  ----------------

     Andrew Lawrence                         250,000
     Tina Crema                              250,000
     Gary Zak                                250,000
     Wiliam Ryan                             250,000
     Pat Obara                               250,000
     Sang Jin Kim                            250,000
     Laura Mushet                            250,000
     Jon Riecken                             250,000

We completed an offering of 1,400,000 shares of our common stock at a price of $0.01 to a total of 15 purchasers on March 31, 2005. The total amount received from this offering was $14,000. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

     Name of Subscriber                  Number of Shares
     ------------------                  ----------------

     Claude Paterson                         100,000
     Kari-Anne Paterson                      100,000
     Robert Alexander                        100,000
     Joanne Roberts                          100,000
     Warren Campbell                         100,000
     Mark E. Rickman                         100,000
     Michael Karram                          100,000
     Philip Alalouf                          100,000
     Ho Yin Ng                               100,000
     Robert Lund                              50,000
     Wei Ting Chaw                            50,000
     Cameron Keith                           100,000
     Leanne Strachan                         100,000
     Terra Denim                             100,000
     Mark Yelic                              100,000

We completed an offering of 45,000 shares of our common stock at a price of $0.10 to a total of 9 purchasers on April 22, 2005. The total amount received from this offering was $4,500. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

     Name of Subscriber                  Number of Shares
     ------------------                  ----------------

     David Eaton                               5,000
     Michael England                           5,000
     Joanne Strongman                          5,000
     Blair Naughty                             5,000
     David Spence                              5,000
     Karla Davis                               5,000
     Lisa Rogers                               5,000
     Roanna Haggith                            5,000
     Robert Johnson                            5,000

In conduct offerings of our shares pursuant to Regulation S, we relied upon paragraph 903(b)(3) of that regulation. We complied with the following requirements of this subsection and with the general requirements of Regulation
S:

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

                                    Exhibits

     Exhibit
     Number                  Description
     ------                  -----------

       3.1*           Articles of Incorporation
       3.2*           Bylaws
       5.1*           Legal opinion
      23.1            Consent of Michael T. Studer, CPA, P.C.

----------
  * previously filed as exhibits to our registration statement on Form SB-2

THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on February 23, 2009.


                                         SHADOW MARKETING INC.


                                         By: /s/ Greg Fedun
                                             ------------------------------
                                             Greg Fedun
                                             President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


      Signature                   Capacity in Which Signed           Date
      ---------                   ------------------------           ----


/s/ Greg Fedun                    President, C.E.O. and        February 23, 2009
-------------------------------   Director
Greg Fedun


/s/ Christopher Paterson          Secretary, Treasurer,        February 23, 2009
-------------------------------   Principal Accounting
Christopher Paterson              Officer, Principal Financial
                                  Officer and Director